UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2018

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreement

On November 30, 2018, Fortive Corporation, as borrower, a Delaware corporation (the “Company”), entered into an amended and restated credit agreement with Bank of America, N.A., as Administrative Agent and Swing Line Lender, and a syndicate of lenders from time to time party thereto, that provides for a 5-year revolving credit facility in an aggregate principal amount not to exceed $2.0 billion, which includes a multicurrency borrowing feature (the “Credit Agreement”). At the closing of the Credit Agreement, the Company did not borrow any funds under the Credit Agreement.

The Credit Agreement amends and restates the Company’s existing credit agreement, dated June 16, 2016 with Bank of America, N.A., as administrative agent, and the lenders referred to therein (the “Existing Agreement”). The Credit Agreement extends the availability period of the revolving credit facility to November 30, 2023 (the “Maturity Date”); provided that the Credit Agreement is subject to a one-year extension option at the request of the Company and with the consent of the lenders. The Credit Agreement also contains an increase option permitting the Company to request up to an aggregate additional $1.0 billion principal amount, as a revolving credit facility (or increase thereof), term loan facility or combination thereof, from lenders that elect to make such increase available, upon the satisfaction of certain conditions.

Borrowings under the Credit Agreement bear interest at the Company’s option as follows: (1) Eurocurrency Rate Committed Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the London inter-bank offered rate plus a margin of between 80.5 and 117.5 basis points, depending on the Company’s long-term debt credit rating; (2) Base Rate Committed Loans and Swing Line Loans (each as defined in the Credit Agreement) bear interest at a variable rate equal to the highest of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (b) Bank of America’s prime rate as publicly announced from time to time, and (c) the Eurocurrency Rate (as defined in the Credit Agreement), plus in each case a margin of up to 17.5 basis points depending on the Company’s long-term debt credit rating; and (3) Bid Loans (as defined in the Credit Agreement) bear interest at the rate bid by the particular lender providing such loan. In no event will Eurocurrency Rate Committed Loans or Base Rate Committed Loans bear interest at a rate lower than 0%. In addition, the Company is required to pay a per annum facility fee of between 7.0 and 20.0 basis points (depending on the Company’s long-term debt credit rating) based on the aggregate commitments under the revolving credit facility, regardless of usage.

The Credit Agreement requires the Company to maintain a Consolidated Net Leverage Ratio (as defined in the Credit Agreement) of 3.50 to 1.00 or less; provided that the maximum Consolidated Net Leverage Ratio will be increased to 4.00 to 1.00 for the four consecutive full fiscal quarters immediately following the consummation of any acquisition by the Company or any subsidiary of the Company in which the purchase price exceeds $250 million. The Credit Agreement also requires the Company to maintain a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of at least 3.50 to 1.00. The Consolidated Net Leverage Ratio and Consolidated Interest Coverage Ratio will be tested beginning with the fiscal quarter ending December 31, 2018.

Borrowings under the Credit Agreement are prepayable at the Company’s option in whole or in part without premium or penalty. Amounts borrowed under the Credit Agreement may be repaid and reborrowed from time to time prior to the Maturity Date.

The Company’s obligations under the Credit Agreement are unsecured. The Company has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under the Credit Agreement. The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of the Company and certain of its subsidiaries to: incur liens; incur indebtedness; make restricted payments; sell or otherwise dispose of the Company’s or any subsidiary’s assets; enter into certain mergers or consolidations; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control with respect to the Company would constitute an event of default under the Credit Agreement. Upon the occurrence and during the continuance of an event of default, the lenders may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.

In the ordinary course of their respective financial services businesses, certain of the lenders and the other parties to the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in a variety of services, including cash management, investment research and management, commercial banking, hedging, brokerage and advisory or other financial and non-financial activities and services, with the Company and its affiliates for which they have in the past received, and/or may in the future receive, customary compensation and expense reimbursement.

The above description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement. The Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of November 30, 2018, among Fortive Corporation and certain of its subsidiaries from time to time party thereto, Bank of America, N.A., as Administrative Agent and a Swing Line Lender, and the lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Vice President - Associate General Counsel and Secretary

Date: December 3, 2018